     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2006

                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   SPSS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                         DELAWARE                                                  36-2815480
             (State or Other Jurisdiction of                                    (I.R.S. Employer
              Incorporation or Organization)                                  Identification No.)

                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                RAYMOND H. PANZA
                EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS,
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                                   SPSS INC.
                             233 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 651-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                   COPIES TO:
                            DAVID A. SCHUETTE, ESQ.
                          MAYER, BROWN, ROWE & MAW LLP
                             71 SOUTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 782-0600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

       If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED            UNIT(1)              PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share(2)...          --                   --                   --                   --
---------------------------------------------------------------------------------------------------------------------------------
Debt securities..............................          --                   --                   --                   --
---------------------------------------------------------------------------------------------------------------------------------
Total........................................   $200,000,000(3)            100%           $200,000,000(3)          $21,400
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Including the related common stock purchase rights. There is being registered hereunder an indeterminate number of shares of common stock as may be issued upon conversion of the debt securities registered hereunder, for which no separate consideration will be received.

(3) Pursuant to General Instruction II.D. of Form S-3, there is being registered hereunder an indeterminate number and amount of securities as may be sold from time to time by the Registrant. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act of 1933, may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES TO WHICH THIS PROSPECTUS RELATES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THE SECURITIES IS NOT PERMITTED PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

                 SUBJECT TO COMPLETION -- DATED APRIL 19, 2006

                                   PROSPECTUS

                                  $200,000,000

                                   SPSS INC.

                                  COMMON STOCK
                                DEBT SECURITIES

       This prospectus relates to the public offering from time to time of our common stock, par value $0.01 per share, and our debt securities, which we may sell directly, through agents on our behalf or through underwriters or dealers. The securities offered by this prospectus will have a maximum aggregate offering price of $200,000,000. We may offer these securities at prices and on terms to be set forth in one or more supplements to this prospectus.

       Our common stock is quoted on the Nasdaq National Market under the symbol "SPSS." On April 18, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $34.06 per share.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is April    , 2006.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1

THE COMPANY.................................................    2

RATIO OF EARNINGS TO FIXED CHARGES..........................    3

USE OF PROCEEDS.............................................    3

DESCRIPTION OF COMMON STOCK.................................    4

DESCRIPTION OF DEBT SECURITIES..............................    6

PLAN OF DISTRIBUTION........................................    9

LEGAL MATTERS...............................................   10

EXPERTS.....................................................   10

WHERE YOU CAN FIND MORE INFORMATION.........................   11

INFORMATION INCORPORATED BY REFERENCE.......................   11

                             ABOUT THIS PROSPECTUS

       In this prospectus and any prospectus supplement, unless otherwise indicated, the terms "SPSS Inc.," "SPSS," "the Company," "we," "us" and "our" refer and relate to SPSS Inc. and our consolidated subsidiaries. You should read this entire prospectus carefully before you invest.

       This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. You should read both this prospectus and any and all prospectus supplements together with additional information described under the heading, "Where You Can Find More Information" beginning on Page 11 of this prospectus.

       We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. As a result, any information or representation not contained herein must not be relied upon as having been authorized by us. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                  THE COMPANY

       SPSS is a global provider of predictive analytics technology and services. We provide two classes of software and services to two distinct client bases. For researchers proficient in the use of analytic methods, we offer statistical, data mining and business intelligence software tools to examine and predict from a broad range of enterprise data. For general business users acquainted with but not proficient in data analysis techniques, we deliver packaged software applications that embed the power of predictive analytics directly into particular business processes, thereby enabling widespread use of the power of prediction.

       Our executive offices are located at 233 South Wacker Drive, 11th Floor, Chicago, Illinois 60606. Our telephone number is 312-651-3000. Our website can be found at www.spss.com.

                       RATIO OF EARNINGS TO FIXED CHARGES

       The ratio of earnings to fixed charges for the periods shown has been computed by dividing earnings available for fixed charges (income from continuing operations before income taxes and minority interest plus fixed charges by fixed charges (interest expense and the portion of operating lease expense that represents interest).

                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                          2001   2002   2003    2004    2005
                                                          ----   ----   -----   -----   -----
Ratio of earnings to fixed charges......................   (a)    (a)   2.94x   2.45x   6.40x

------------------------------

(a) Earnings were insufficient to cover fixed charges by approximately $34.9 million and $16.4 million for years ended December 31, 2001 and 2002, respectively.

                                USE OF PROCEEDS

       Unless otherwise provided in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate and operating purposes, including the potential repayment of indebtedness and the potential acquisition or investment in complementary businesses. At the date of this prospectus, we have not identified any specific proposed uses of funds.

                          DESCRIPTION OF COMMON STOCK

       The following is a description of the material terms of our certificate of incorporation and by-laws and of certain provisions of Delaware law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of our certificate of incorporation and by-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.

GENERAL

       Authorized Capital Stock. Under our certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of SPSS common stock, $0.01 par value per share.

       Voting Rights. Each holder of our common stock is entitled to one vote for each share of our common stock held of record on the applicable record date in the election of directors and on all other matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

       Dividend Rights; Rights Upon Liquidation. The holders of our common stock are entitled to receive pro rata, from funds legally available, dividends when and as declared by resolution of our board of directors. In the event of liquidation, each share of our common stock is entitled to share pro rata in any distribution of our assets after provision for the payment of all liabilities.

       Other Matters. Holders of our common stock have no preemptive, conversion or other subscription rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities. There are no redemption rights or sinking fund provisions with respect to the common stock. Holders of common stock are not subject to further call or assessment.

       Common Stock Purchase Rights. A common stock purchase right is attached to each share of our common stock. This common stock purchase right entitles its holder to purchase from us one share of our common stock at a price of $175 per share upon the earlier to occur of (i) 10 days following a public announcement that a person has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer by a person that would result in such person becoming the beneficial owner of 15% or more of the outstanding shares of our common stock. Until such time, these common stock purchase rights are not exercisable and are not freely tradable separate from the common stock.

       At such time as a person acquires beneficial ownership of 15% or more of the outstanding shares of our common stock (such person being referred to as an "acquiring person") then each holder of a common stock purchase right, other than the acquiring person, shall have the right to receive, upon exercising the right, that number of shares of common stock having a market value of two times the exercise price of the common stock purchase right. The common stock purchase rights will expire on June 18, 2008 unless their expiration date is extended or unless the common stock purchase rights are earlier redeemed. We may redeem the common stock purchase rights, in whole but not in part, at a price of $0.01 per common stock purchase right at any time before they become exercisable.

       The common stock purchase rights, which are intended to ensure that our stockholders receive fair and equal treatment in the event of a proposed takeover of SPSS, may have an anti-takeover effect by delaying, deferring or preventing a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by the stockholder.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND OUR BY-LAWS

       Provisions of our certificate of incorporation and by-laws, which are summarized below, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

       Classified board of directors. Our certificate of incorporation and by-laws provide for a board of directors divided into three classes, with the classes to be as nearly equal in number as reasonably possible and one class to be elected each year to serve for a three-year term. The provision for a classified board will have the effect of making it more difficult for stockholders to change the composition of our board.

       Removal of directors for cause; filling vacancies. Our certificate of incorporation and by-laws provide that our board of directors will consist of not less than five nor more than nine members, the exact number of which will be fixed from time to time by a resolution adopted by directors constituting a majority of the total number of directors that we would have if there were no vacancies on our board.

       Under the General Corporation Law of the State of Delaware, or the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation and by-laws provide that directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the issued and outstanding shares of our capital stock entitled to vote in an election of directors. Our certificate of incorporation and by-laws also provide that any vacancies or newly created directorships on our board may be filled by a majority of the board then in office, even if less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall have the effect of removing or shortening the term of any incumbent director.

       The provisions for removing directors and filling vacancies will make it more difficult for a stockholder to remove incumbent directors and simultaneously gain control of the board by filling vacancies created by such removal with its own nominees.

       Special meetings of stockholders. Our certificate of incorporation and by-laws provide that a special meeting of stockholders may be called only by the chairman of our board of directors or a majority of the total number of directors which we would have if there were no vacancies on our board. Our certificate of incorporation and by-laws deny stockholders the right to call a special meeting of stockholders.

       Stockholder action by written consent. Our certificate of incorporation and by-laws require all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and deny the ability of stockholders to act by written consent without a meeting.

       Amendment of certificate of incorporation and by-laws. The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation's certificate of incorporation or by-laws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation generally requires the approval of the holders of at least 80% of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors to amend any provisions of our certificate of incorporation relating to the number, election and term of our directors; the removal of directors and filling of vacancies on the board; the inability of stockholders to call a special meeting; and the prohibition of stockholder action without a meeting. Our certificate of incorporation and by-laws provide that the holders of at least 80% of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors have the power to amend or repeal our by-laws. In addition, our certificate of incorporation and by-laws grant our board of directors the authority to amend and repeal our by-laws without a stockholder vote.

       Other constituencies provision. Our certificate of incorporation provides that, in evaluating whether a tender offer, merger or other acquisition proposal by a third party is in the best interests of us and our stockholders, the board of directors must give due consideration to all relevant factors, including the social and economic effects on (i) our employees, customers and suppliers, (ii) other constituencies of us and our subsidiaries and (iii) the communities in which we and our subsidiaries do business. The extent to which the directors may rely on this provision under the DGCL is uncertain.

       Advance notice procedures. Our by-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors, or to bring other business before an annual meeting of our stockholders (the "Stockholder Notice Procedure"). The Stockholder Notice Procedure provides that only persons who are nominated by, or at the direction of, our board, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Stockholder Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of our board or by a stockholder who has given timely written notice to our secretary of such stockholder's intention to bring such business before such meeting. If the chairman or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be. The Stockholder Notice Procedure may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal.

DELAWARE GENERAL CORPORATION LAW

       We are a Delaware corporation subject to Section 203 of the DGCL. Section 203 provides that subject to certain exceptions, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Under certain circumstances, Section 203 of the DGCL makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL.

LISTING

       Our common stock is quoted on the NASDAQ National Market under the symbol "SPSS."

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for the common stock is Computershare Investor Services, LLC, 2 North LaSalle Street, Chicago, Illinois 60602.

                         DESCRIPTION OF DEBT SECURITIES

       This section describes the general terms that will apply to any debt securities that we may offer in the future, to which a future prospectus supplement may relate. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

       The debt securities are to be issued under an indenture between SPSS and LaSalle Bank National Association. A form of the indenture for the debt securities is included as an exhibit to the registration statement to which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Our discussion of indenture provisions is not complete. You should read the indenture for a more complete understanding of the provisions we describe.

       The aggregate principal amount of debt securities that we may issue under the indenture is unlimited.

GENERAL

       Debt securities offered by this prospectus will be limited to an aggregate initial public offering price of $200,000,000, less the dollar amount of any common stock issued pursuant to this prospectus. The indenture provides that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series.

       Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

       -  the title of the debt securities;

       - any limit on the aggregate principal amount of the debt securities of a particular series;

       - whether any of the debt securities are to be issuable in permanent global form;

       -  the date or dates on which the debt securities will mature;

       - the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

       - the payment dates on which interest, if any, on the debt securities will be payable;

       - the terms, if any, on which the debt securities may be converted into shares of our common stock;

       -  any mandatory or optional sinking fund or analogous provisions;

       - each office or agency where, subject to the terms of the indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

       - the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of SPSS or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

       - the denominations in which any debt securities will be issuable, if other than denominations of $1,000;

       - the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

       - the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary;

       -  the terms of subordination applicable to any series of securities; and

       - any other terms of the debt securities not inconsistent with the provisions of the indenture.

       Except where specifically described in the applicable prospectus supplement, the indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of SPSS in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

       We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special United

States federal income tax considerations that may apply to debt securities issued at such an original issue discount.

GLOBAL SECURITIES

       According to the indenture, so long as the depositary's nominee is the registered owner of a global security, that nominee will be considered the sole owner of the debt securities represented by the global security for all purposes. Except as provided in the relevant prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant prospectus supplement.

MERGER AND CONSOLIDATION

       The indenture provides that we may consolidate or merge with or into any other corporation and we may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the debt securities and the performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us.

MODIFICATION AND WAIVER

       The indenture provides that we and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

       - Change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

       - Reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

       - Change the place or currency of any payment of principal or interest on any debt security;

       - Impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

       - Reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend each indenture; or

       - Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

       Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under the indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

       An event of default with respect to any debt security of any series is defined in the indenture as being:

       - Default in payment of any interest on or any additional amounts payable in respect of any debt security of that series which remains uncured for a period of 30 days;

       - Default in payment of principal (and premium, if any) on the debt securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise;

       - Our default in the performance or breach of any other covenant or warranty in respect of the debt securities of such series in the indenture which shall not have been remedied for a period of 90 days after notice;

       -  Our bankruptcy, insolvency and reorganization; and

       - Any other event of default established for the debt securities of such series set forth in the applicable prospectus supplement.

       The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee considers it in the interest of the holders of the debt securities of such series to do so.

       The indenture provides also that:

       - If an event of default due to the default in payment of principal of, or interest on, any series of debt securities, or because of our default in the performance or breach of any other covenant or agreement applicable to the debt securities of such series but not applicable to all outstanding debt securities, shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal of all debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, and interest accrued thereon, to be due and payable immediately; and

       - If the event of default resulting from our default in the performance of any other of the covenants or agreements in each indenture applicable to all outstanding debt securities under such indenture or certain events of bankruptcy, insolvency and reorganization shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities (treated as one class) may declare the principal of all debt securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

       The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of such series provided that such direction shall not be in conflict with any rule of law or the indenture and shall not be unduly prejudicial to the holders not taking part in such direction. We are required to furnish to the trustee under the indenture annually a statement as to performance or fulfillment of its obligations under the indenture and as to any default in such performance of fulfillment.

THE TRUSTEE

       LaSalle Bank National Association will serve as the trustee under the indenture.

                              PLAN OF DISTRIBUTION

       The distribution of the securities offered by this prospectus may be effected from time to time in one or more transactions: (a) at a fixed price or at fixed prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. In addition, we may sell the securities being offered by this prospectus: (1) directly to purchasers; (2) through agents; (3) through underwriters; (4) through dealers; or (5) through a combination of any such methods of sale. Securities may also be sold in sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise. Any such agent, underwriter or dealer may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). Each prospectus supplement, to the extent applicable, will describe the terms of the offering of securities to which such prospectus supplement relates. If an underwriter or placement agent is, or underwriters or placement agents are, utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement or placement agent agreement with such underwriter(s) or placement agent(s). If we use any underwriter or placement agent for any offering of securities covered by this prospectus, the name of the underwriter or placement agent, the public offering or purchase price of the securities, the net proceeds we will receive from such sale, and any commissions payable by us to such underwriter or placement agent will be set forth in the applicable prospectus supplement.

       If an underwriter is used in connection with any sale of securities covered by this prospectus, such securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market price or at negotiated prices. The difference between the price at which the underwriters buy the securities from us and the price at which the underwriters resell the securities is their compensation. If a placement agent is used in connection with any sale of securities covered by this prospectus, such securities will be acquired directly by the purchasers for their own accounts and the placement agent will earn a commission. If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

       Certain of the underwriters, dealers or agents utilized by us in any offering pursuant to this prospectus may be customers of, engage in transactions with and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

       The validity of the securities being offered by means of this prospectus will be passed on for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

                                    EXPERTS

       The consolidated financial statements and financial statements schedule of SPSS Inc. as of and for the year ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

       The consolidated financial statements and schedule of SPSS Inc. as of December 31, 2004 and for each of the years in the two-year period then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2004 and 2003 consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" effective July 1, 2003.

                      WHERE YOU CAN FIND MORE INFORMATION

       We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

       We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:
                               100 F Street, N.E.
                            Washington, D.C., 20549

       You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

       The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC's web site at http://www.sec.gov. Certain information is also available on our website at http://www.spss.com.

                     INFORMATION INCORPORATED BY REFERENCE

       The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring to those documents. As a result, you may need to review other documents filed by us with the SEC to obtain more information.

       The information contained in the documents we incorporate by reference is considered a part of this prospectus. Additionally, because information concerning us, whether contained in this prospectus or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that we file with the SEC after the date of this prospectus will update and supersede older information contained in, or incorporated by reference into, this prospectus.

       We incorporate by reference into this prospectus all the documents listed below:

       - The annual report of SPSS Inc. on Form 10-K filed with the SEC on March 6, 2006 for the fiscal year ended December 31, 2005.

       - The current report of SPSS Inc. on Form 8-K filed with the SEC on March 17, 2006.

       - The current report of SPSS Inc. on Form 8-K filed with the SEC on February 2, 2006.

       - The current report of SPSS Inc. on Form 8-K/A (Amendment No. 2) filed with the SEC on January 20, 2006.

       - The current report of SPSS Inc. on Form 8-K filed with the SEC on January 17, 2006.

       - The description of the common stock of SPSS Inc. contained in its registration statement filed with the SEC on Form 8-A dated August 4, 1993, as amended by Form 8-A12G/A dated August 31, 2004, pursuant to
          Section 12 of the Securities Exchange Act of 1934.

       In addition to the documents listed above, we incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until all of the securities being offered by means of this prospectus have been sold or the registration statement which we have filed with the SEC relating to the securities ceases to be effective; provided, however, that unless otherwise stated, nothing contained herein shall be deemed to incorporate by reference into this prospectus information furnished to, but not filed with, the SEC.

       We will deliver at no cost a copy of any document incorporated by reference into this prospectus but not delivered with this prospectus to anyone who receives this prospectus. Exhibits filed with the documents that are incorporated by reference into this prospectus will be delivered only if the exhibits have been specifically incorporated by reference. Requests for any of these documents may be made in writing or orally and should be directed to:
Corporate Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606,
(312) 651-3000.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       We shall bear all expenses in connection with the issuance and distribution of the securities being offered pursuant to this registration statement. The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the securities registered and offered pursuant to this registration statement. All of the fees and expenses, except for the registration fee, are estimated:

SEC registration fee                                   $ 21,400
Printing fees and expenses                             $100,000
Legal fees and expenses                                $200,000
Accounting fees and expenses                           $200,000
Trustee fees and expenses                              $ 25,000
Miscellaneous fees and expenses                        $ 25,000
                                                       --------
Total                                                  $571,400

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The SPSS certificate of incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against, and with respect to, threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of SPSS or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of SPSS if the acts or omissions occurred, or were alleged to have occurred, while such party was a director or officer of SPSS. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he or she acted in good faith and in a manner which was reasonably believed to be in, or not opposed to, the best interests of SPSS.

       Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action, suit or proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

       In addition, Section 145 provides that a corporation may indemnify any person made a party to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

       Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred in connection therewith.

       Under the applicable provisions of the Delaware General Corporation Law, any indemnification described above shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made:

       (1) by the board of directors by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

       (2) by a committee of directors who are not parties to the action, suit or proceeding, as designated by a majority vote of such directors, even though less than a quorum; or

       (3) if no directors who are not parties to the action, suit, or proceeding exist, or if such directors so direct, by independent legal counsel in a written opinion; or

       (4) by the affirmative vote of a majority of the shares entitled to vote thereon.

ITEM 16.     EXHIBITS

                                                                         Incorporation
Exhibit                                                                  by Reference
Number                     Description of Document                      (if applicable)
-------                    -----------------------                      ---------------
   1.1   Form of Underwriting Agreement.*
   4.1   Certificate of Incorporation of SPSS.                           (a), Ex. 3.2
   4.2   By-Laws of SPSS.                                                (a), Ex. 3.4
   4.3   Amended and Restated Rights Agreement, dated as of August       (b), Ex. 4.2
         31, 2004, by and between SPSS Inc. and Computershare
         Investor Services LLC, as Rights Agent.
   4.4   Form of Indenture between SPSS Inc. and LaSalle Bank
         National Association.
   5.1   Opinion of Mayer, Brown, Rowe & Maw LLP.
  12.1   Statement of Computation of Ratio of Earnings to Fixed
         Charges.
  23.1   Consent of Grant Thornton LLP.
  23.2   Consent of KPMG LLP.
  23.3   Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit
         5.1).
  24.1   Power of Attorney (included in the Signature Page to this
         Registration Statement).
  25.1   Form T-1, Statement of Eligibility of the Debt Trustee for
         the Indenture.

------------------------------

* To be filed by a post-effective amendment or on a current report on Form 8-K to be incorporated herein by reference.

(a) Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 of SPSS Inc. filed on August 4, 1993 (File No. 33-64732).

(b) Previously filed with Form 8-A12G/A of SPSS Inc. filed on August 31, 2004 (File No. 000-22194).

ITEM 17.     UNDERTAKINGS

SPSS hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by SPSS pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                (i) Each prospectus filed by SPSS pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

       (5) That, for the purpose of determining liability of SPSS under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of the securities of SPSS pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, SPSS will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i) Any preliminary prospectus or prospectus of SPSS relating to the offering required to be filed pursuant to Rule 424;

                (ii) Any free writing prospectus relating to the offering prepared by or on behalf of SPSS or used or referred to by SPSS;

                (iii) The portion of any other free writing prospectus relating to the offering containing material information about SPSS or its securities provided by or on behalf of SPSS; and

                (iv) Any other communication that is an offer in the offering made by SPSS to the purchaser.

       (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of SPSS's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SPSS pursuant to the foregoing provisions or otherwise, SPSS has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SPSS in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, SPSS will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by SPSS is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, SPSS certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 19, 2006.

                                          SPSS INC.

                                          By: /s/ Jack Noonan
                                            ------------------------------------
                                          Jack Noonan
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

       KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Jack Noonan and Raymond H. Panza, or any one of them, his true and lawful attorney-in-fact and agent, each with full power of substitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                       Title                       Date
                    ---------                                       -----                       ----

/s/ Norman H. Nie                                    Chairman of the Board of Directors    April 19, 2006
------------------------------------------------
Norman H. Nie


/s/ Jack Noonan                                      President, Chief Executive Officer    April 19, 2006
------------------------------------------------                and Director
Jack Noonan


/s/ Raymond H. Panza                                 Executive Vice President, Corporate   April 19, 2006
------------------------------------------------     Operations, Chief Financial Officer
Raymond H. Panza                                                and Secretary


/s/ Marc D. Nelson                                        Vice President, Corporate        April 19, 2006
------------------------------------------------     Controller and Principal Accounting
Marc D. Nelson                                                     Officer


/s/ Charles R. Whitchurch                                         Director                 April 19, 2006
------------------------------------------------
Charles R. Whitchurch


/s/ Merritt Lutz                                                  Director                 April 19, 2006
------------------------------------------------
Merritt Lutz


/s/ Michael Blair                                                 Director                 April 19, 2006
------------------------------------------------
Michael Blair

                    Signature                                       Title                       Date
                    ---------                                       -----                       ----

/s/ Promod Haque                                                  Director                 April 19, 2006
------------------------------------------------
Promod Haque


/s/ William B. Binch                                              Director                 April 19, 2006
------------------------------------------------
William B. Binch


/s/ Kenneth H. Holec                                              Director                 April 19, 2006
------------------------------------------------
Kenneth H. Holec


/s/ Michael E. Lavin                                              Director                 April 19, 2006
------------------------------------------------
Michael E. Lavin

                                   SPSS INC.

                                 EXHIBIT INDEX

                                                                              Incorporation
Exhibit                                                                       by Reference
Number                           Description of Document                     (if applicable)
-------                          -----------------------                     ---------------
     1.1       Form of Underwriting Agreement.*
     4.1       Certificate of Incorporation of SPSS.                          (a), Ex. 3.2
     4.2       By-Laws of SPSS.                                               (a), Ex. 3.4
     4.3       Amended and Restated Rights Agreement, dated as of August      (b), Ex. 4.2
               31, 2004, by and between SPSS Inc. and Computershare
               Investor Services LLC, as Rights Agent.
     4.4       Form of Indenture between SPSS Inc. and LaSalle Bank
               National Association.
     5.1       Opinion of Mayer, Brown, Rowe & Maw LLP.
    12.1       Statement of Computation of Ratio of Earnings to Fixed
               Charges.
    23.1       Consent of Grant Thornton LLP.
    23.2       Consent of KPMG LLP.
    23.3       Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit
               5.1).
    24.1       Power of Attorney (included in the Signature Page to this
               Registration Statement).
    25.1       Form T-1, Statement of Eligibility of the Debt Trustee for
               the Indenture.

------------------------------

* To be filed by a post-effective amendment or on a current report on Form 8-K to be incorporated herein by reference.

(a) Previously filed with Amendment No. 2 to the Registration Statement on Form S-1 of SPSS Inc. filed on August 4, 1993 (File No. 33-64732).

(b) Previously filed with Form 8-A12G/A of SPSS Inc. filed on August 31, 2004 (File No. 000-22194).